Information Regarding Joint Filers

Designated Filer of Amendment to Form 3:        David C. Friezo

Date of Event Requiring Statement:              January 2, 2004

Issuer Name and Ticker Symbol:                  Redback Networks Inc. (RBAKD)

Joint Filer Names and addresses:

David C. Friezo, 495 Post Road East, Westport, CT 06880.
Lydian Asset Management L.P., 495 Post Road East, Westport, CT 06880. Lydian Overseas Partners Master Fund Ltd., Third Floor, Bishop's Square, Redmond's Hill, Dublin 2, Ireland.
Lydian Global Opportunities Master Fund Ltd., Third Floor, Bishop's Square, Redmond's Hill, Dublin 2, Ireland.

Signatures:


/s/ David C. Friezo
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David C. Friezo


Lydian Asset Management L.P.

By: /s/ Bruce Gille
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Name:  Bruce Gille
Title: Authorized Signatory


Lydian Overseas Partners Master Fund Ltd.

By: /s/ Bruce Gille
    ------------------------------------
Name:  Bruce Gille
Title: Authorized Signatory


Lydian Global Opportunities Master Fund Ltd.

By: /s/ Bruce Gille
    ------------------------------------
Name:  Bruce Gille
Title: Authorized Signatory